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                                                                    EXHIBIT 11.1

                       TRANSACT TECHNOLOGIES INCORPORATED
                        Computation of Earnings Per Share
                                   (unaudited)

                                                         THREE MONTHS ENDED
                                                             MARCH 31,
(In thousands, except per share data)                  2003              2002
                                                    ---------         ---------
Net loss                                            $    (198)        $    (129)
Dividends and accretion on preferred stock                (90)              (90)
                                                    ---------         ---------

Net loss available to common
   shareholders                                     $    (288)        $    (219)
                                                    =========         =========

Shares:
   Basic - Weighted average common shares
     outstanding                                        5,674             5,604
   Dilutive effect of outstanding options and
     warrants as determined by the treasury
     stock method                                           -                 -
                                                    ---------         ---------
   Dilutive - Weighted average common and
     common equivalent shares outstanding               5,674             5,604
                                                    =========         =========

Net loss per common and common
   equivalent share:
     Basic                                          $   (0.05)        $   (0.04)
                                                    =========         =========
     Diluted                                        $   (0.05)        $   (0.04)
                                                    =========         =========

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